UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

SRS LABS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operation and Financial Condition.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On November 6, 2007, SRS Labs, Inc. issued a press release announcing its operating results for the third quarter and nine months ended September 30, 2007.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.              Other Events.

On November 6, 2007, the Company announced that the Company’s Board of Directors has approved a stock repurchase program.  Under the stock repurchase program, the Company may acquire up to $10.0 million of the Company’s outstanding common stock. The stock repurchase program will commence November 12, 2007 and will continue for a six month period.  Purchases may be made from time to time in the open market, in block purchases or in privately negotiated transactions, depending on market conditions, share price and other factors.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 6, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: November 6, 2007	By:	/S/ THOMAS C.K. YUEN
Thomas C.K. Yuen
Chairman of the Board and
Chief Executive Officer